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                                                                     EXHIBIT 3.5


                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2277512

Examiner

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                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

Name
Approved

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We, Peter R. Younger, *President
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and Richard S. Chute, *Clerk
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of MKS Instruments, Inc.
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                          (Exact name of corporation)

located at Six Shattuck Rd., Andover MA 01810
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                  Article III
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          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 16, 2001, by vote of:

34,239,685 shares of Common Stock of 36,895,936 shares outstanding.
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                         (type, class & series, if any)

           shares of              of            shares outstanding, and
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                         (type, class & series, if any)

           shares of              of            shares outstanding, and
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                         (type, class & series, if any)

C    [ ]
P    [ ]
M    [ ]
R.A. [ ]


(1)** being at least a majority of ech type, class or series outstanding and entitled to vote thereon:


* Delete the inapplicable words.  ** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

P.C.

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                                  ARTICLE III

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

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   WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
--------------------------------        ----------------------------------------
TYPE            NUMBER OF SHARES        TYPE       NUMBER OF SHARES    PAR VALUE
----            ----------------        ----       ----------------    ---------
Common:            50,000,000           Common
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Preferred:                              Preferred:    2,000,000          $0.01
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Change the total authorized to:

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   WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
--------------------------------        ----------------------------------------
TYPE            NUMBER OF SHARES        TYPE       NUMBER OF SHARES    PAR VALUE
----            ----------------        ----       ----------------    ---------
Common:            75,000,000           Common
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Preferred:                              Preferred:    2,000,000          $0.01
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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _____________________________ .


SIGNED UNDER THE PENALTIES OF PERJURY, this 16th day of May, 2001,


/s/ Peter R. Younger                     , *President
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/s/ Richard S. Chute                        , * Clerk
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* Delete the inapplicable words.

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                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)


                   ==========================================




    I hereby approve the within Articles of Amendment and the filing fee in the amount of $25,000.00 having been paid, said articles are deemed to have been filed with me this 18th day of May 2001.


    Effective date: _______________________________________________________






                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:


                                 Sarah Visbeek
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                               Hale and Dorr LLP
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                                  60 State St.
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                                Boston, MA 02109

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                      Telephone: 617-526-5142
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